Exhibit 10.37
EMPLOYMENT AGREEMENT
This Employment Agreement (the “Agreement”) is made as of January 31, 2025 by and between Agios Pharmaceuticals, Inc. (the “Company”), and Krishnan Viswanadhan (the “Executive”) (together, the “Parties”).
RECITALS
WHEREAS the Company desires to employ the Executive as its Chief Corporate Development & Strategy Officer; and
WHEREAS, the Executive has agreed to accept such employment on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the Parties herein contained, the Parties hereto agree as follows:
1.Employment Period. The Executive’s employment shall commence on March 5, 2025 (the “Effective Date”) and shall continue until terminated in accordance with this Agreement (such period, the “Employment Period”). During the Employment Period, the Executive shall be an at-will employee of the Company and the Executive’s employment shall be freely terminable by either the Executive or the Company, for any reason, at any time, by giving notice as described in Section 10 of this Agreement and subject to the terms of Section 4(f) of this Agreement.
2.Position. During the Employment Period, the Executive shall serve as the Company’s Chief Corporate Development & Strategy Officer. The Executive’s principal place of providing services to the Company will be at the Company’s Cambridge, Massachusetts offices; provided; however, that the Executive shall be eligible to participate in any flexible work schedule arrangement then available to the Company’s employees. During the Employment Period, the Executive will also engage in business travel as required by the Executive’s job duties. Immediately upon the termination of the Executive’s employment for any reason, the Executive must resign from any office held in the Company. If the Executive does not do so, the Company is hereby irrevocably authorized to appoint a person in the Executive’s name to sign and deliver any required letter(s) of resignation to the Company.
3.Scope of Employment.
(a)During the Employment Period, the Executive shall be responsible for the performance of those duties consistent with the Executive’s position as an employee and Chief Corporate Development & Strategy Officer in comparable publicly-traded biotechnology companies, in addition to such other duties as may from time to time be reasonably assigned to the Executive. The Executive shall report to the Company’s Chief Executive Officer and shall perform and discharge faithfully, diligently, and to the best of the Executive’s ability, the Executive’s duties and responsibilities hereunder.

(b)The Executive agrees to devote the Executive’s full business time, best efforts, skill, knowledge, attention and energies to the advancement of the business and interests of the Company and to the performance of the Executive’s duties and responsibilities as an employee of the Company; provided that the Executive may (i) engage in charitable, educational, religious, civic and similar types of activities, and (ii) continue to serve as a member of the board of directors of the two (2) organizations for which Executive serves as a director on the Effective Date, in each case only to the extent that such activities are not competitive with the business of the Company and do not individually or in the aggregate inhibit, interfere with, or prohibit the timely performance of the Executive’s duties hereunder, and do not create a potential business or fiduciary conflict. Service by the Executive on any other board of directors not contemplated by subsection (ii) above is subject to the prior approval of the Company.
(c)The Executive agrees to abide by the rules, regulations, instructions, personnel practices, and policies of the Company, as well as any applicable codes of ethics or business conduct, and any changes therein that may be adopted from time to time by the Company.
4.Compensation. As full compensation for all services rendered by the Executive to the Company during the Employment Period, the Company will provide to the Executive the following:
(a)Base Salary. The Executive shall receive a base salary at the annualized rate of $525,000 (the “Base Salary”). The Executive’s Base Salary shall be paid in equal installments in accordance with the Company’s regularly established payroll procedures. The Executive’s Base Salary will be reviewed annually by the Company in accordance with normal business practice.
(b)Annual Discretionary Bonus. Following the end of each calendar year during the Employment Period, the Executive will be eligible to receive a discretionary annual performance and retention bonus in a target amount of 45% of the Executive’s Base Salary for the applicable calendar year (the “Target Bonus”), based upon the Board’s assessment, in its sole discretion, of the Company’s achievement of its performance goals for the applicable calendar year and the Board’s and the Executive’s manager’s assessment of the Executive’s achievement of the Executive’s performance goals for the applicable calendar year (with such goals to be established by the Executive’s manager after consultation with the Executive). No annual bonus or minimum amount thereof is guaranteed, and, except as provided below, the Executive must be an employee in good standing on the date that annual bonuses are paid out in order to be eligible for and to earn any annual bonus, as it also serves as an incentive to remain employed by the Company. Any annual bonus shall be paid to the Executive no later than March 15 of the year following the year with respect to which such bonus is earned In the event the Executive’s employment terminates on or after the last day of the applicable calendar year for any reason other than termination by the Company for Cause or resignation by the Executive without Good Reason and prior to payment of the annual bonus, the Executive shall be deemed to be an employee in good standing on the date such annual bonuses are paid.
(c)Equity Awards.

(i)As a material inducement to the Executive entering into employment with the Company and agreeing to the non-competition provision set forth in the Restrictive Covenant Agreement (as defined below):
a.Effective as of the Effective Date or the first business day next following the Effective Date, if the Effective Date falls on a weekend or holiday (the “Grant Date”), the Executive will be granted a stock option to purchase shares of the Company’s common stock (the “Option”) with a Black-Scholes value (as calculated on the Grant Date using the same methodology that the Company then uses to calculate the value of stock awards for purposes of the Company’s financial statements) of $1,375,000, based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date (the “Closing Price”). The Option shall be issued outside the Company’s 2023 Stock Incentive Plan, as an “inducement grant” within the meaning of Nasdaq Listing Rule 5635(c)(4), will be a non-qualified stock option for United States tax purposes and will be subject to all of the terms set forth in a written agreement covering the Option in the form attached hereto as Exhibit A.
b.Effective as of the Grant Date, the Executive will be granted a number of restricted stock units (the "RSUs"), which the number shall be determined by dividing $825,000 by the Closing Price. The RSUs shall be issued outside the Company’s 2023 Stock Incentive Plan, as an “inducement grant” within the meaning of Nasdaq Listing Rule 5635(c)(4), and will be subject to all of the terms set forth in a written agreement covering the RSUs in the form attached hereto as Exhibit B.
c.Effective as of the Grant Date, the Executive will be granted a number of performance share units (the “PSUs”) for a number of shares of Common Stock, which number shall be determined by dividing $550,000 by the Closing Price. Each PSU shall entitle the Executive to receive one share of the Company’s common stock for each PSU that vests. The PSUs shall be issued outside the Company’s 2023 Stock Incentive Plan, as an “inducement grant” within the meaning of Nasdaq Listing Rule 5635(c)(4), and will be subject to all of the terms set forth in a written agreement covering the PSUs attached hereto as Exhibit C.
(ii)    The Company will file with the Securities and Exchange Commission, no later than the Effective Date, a Registration Statement on Form S-8 for purposes of registering under the Securities Act of 1933, as amended, all shares of Company common stock that may be issuable under the Option, the RSUs and the PSUs.

(iii)    The Executive will be eligible to receive an annual PSU award in 2025 and annual equity grants beginning in 2026, in each case consistent with the Company’s normal business practice, with any such equity grants being in the sole discretion of the Board (or the Compensation & People Committee) and, to the extent such grants are made, being on such terms and subject to such conditions as the Board (or the Compensation & People Committee) shall determine in its sole discretion.
(d)Paid Time Off. The Executive shall be eligible for vacation time in accordance with the Company’s vacation policy. The Company also provides employees with paid holidays annually in accordance with the Company’s holiday schedule.
(e)Benefits. The Executive may participate in any and all benefit programs that the Company establishes and makes available to its employees from time to time, provided the Executive is eligible under (and subject to all provisions of) the plan documents governing those programs. The benefit programs made available by the Company, and the rules, terms and conditions for participation in such benefit programs, may be changed by the Company at any time without advance notice (other than as required by such programs or under law). The Executive also shall be eligible to receive annual equity awards, at the discretion of the Executive’s manager and the Board.
(f)Severance. The Company maintains an Amended and Restated Severance Benefits Plan, effective October 6, 2022 (the “Plan”), pursuant to which the Executive will be a Covered Employee eligible to receive Severance Pay and severance benefits in the event of a Covered Termination (each as defined in the Plan). The Executive’s participation in the Plan shall be governed by the provisions of the Plan. For avoidance of doubt, any amendment, modification or termination of the Plan made after the date hereof shall be treated as amendment of this Agreement and, as such, shall be effective as to Executive only upon execution of a written instrument by both the Company and Executive pursuant to Section 14 below.
(g)Withholdings. All compensation payable to the Executive shall be subject to applicable taxes and withholdings.
(h)    Indemnification. Effective as of the Effective Date, the Executive and the Company shall enter into the Indemnification Agreement attached hereto as Exhibit D.
5.Sign-on Payment. The Executive will receive a one-time payment of $250,000, less applicable taxes and withholdings. This payment will be made as part of the normal semi-monthly payroll after 30 days of employment. If the Executive leaves the Company within 18 months after the Effective Date (other than in connection with a Covered Termination), the Executive will be required to repay the full amount of this payment within thirty (30) days after the Executive’s separation from emploment with the Company.
6.Expenses. The Executive will be reimbursed for the Executive’s actual, necessary and reasonable business expenses pursuant to Company policy, subject to the provisions of Exhibit E attached hereto.

7.Restrictive Covenant Agreement. As a condition of the Executive’s employment with the Company and eligibility to receive the equity set forth in Section 4(c) above, the Executive will be required to execute the Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement previously provided to the Executive, another copy of which is provided contemporaneously with this Agreement (the “Restrictive Covenant Agreement”). The Executive acknowledges that the Executive’s eligibility to receive the equity set forth above is contingent upon the Executive’s agreement to the non-competition provision set forth in the Restrictive Covenant Agreement, and that such consideration was mutually agreed upon by the Executive and the Company and is fair and reasonable in exchange for the Executive’s compliance with such non-competition obligation.
8.Absence of Restrictions. The Executive represents and warrants that the Executive is not bound by any employment contracts, restrictive covenants or other restrictions that prevent the Executive from entering into employment with, or carrying out the Executive’s responsibilities for, the Company, or which are in any way inconsistent with any of the terms of this Agreement. In connection with the Executive’s employment hereunder, the Executive shall not use or disclose any trade secrets or other proprietary information or intellectual property in which the Executive or any other person or entity has any right, title or interest, and the Executive’s employment with the Company will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that the Executive has returned all property and confidential information belonging to any prior employer.
9.Additional Employment Conditions. The Executive’s employment with the Company is contingent upon the Executive’s successful completion of a background investigation, as well as on the Executive’s providing to the Company, within three (3) days of the Effective Date, documentation proving the Executive’s identity and eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986.
10.Notice. Any notice delivered under this Agreement shall be deemed duly delivered (a) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, (c) immediately when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, or (d) immediately upon hand delivery, in each case to the address of the recipient set forth below.
To the Executive:
At the address set forth in the Executive’s personnel file
To Company:

Agios Pharmaceuticals, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Chief People Officer

Either Party may change the address to which notices are to be delivered by giving notice of such change to the other Party in the manner set forth in this Section 10.
11.Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflict of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.
12.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.
13.Acknowledgment. The Executive acknowledges that the Executive has the right to consult with counsel prior to signing this Agreement and states and represents that the Executive has had an opportunity to fully discuss and review the terms of this Agreement with counsel and, if the Executive has not done so, has voluntarily declined to seek such counsel. The Executive further states and represents that the Executive has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs the Executive’s name of the Executive’s own free act.
14.No Oral Modification, Waiver, Cancellation or Discharge. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
15.Captions and Pronouns. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
16.Interpretation. The Parties agree that this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party. References in this Agreement to “include” or “including” should be read as though they said “without limitation” or equivalent forms. References in this Agreement to the “Board” shall include any authorized committee thereof.

17.Severability. Each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Moreover, if a court of competent jurisdiction determines any of the provisions contained in this Agreement to be unenforceable because the provision is excessively broad in scope, whether as to duration, activity, geographic application, subject or otherwise, it will be construed by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law to achieve the intent of the Parties.
18.Entire Agreement. This Agreement (together with the attachments hereto and the Restrictive Covenant Agreement) constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year set forth above.
Agios Pharmaceuticals, Inc.
By: /s/ Brian Goff
Name: Brian Goff
Title: Chief Executive Officer
THE EXECUTIVE:
By: /s/ Krishnan Viswanadhan
Name: Krishnan Viswanadhan

EXHIBIT A
Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 5, 2025.

EXHIBIT B
Incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 5, 2025.

EXHIBIT C
Incorporated by reference to Exhibit 99.3 of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 5, 2025.